Third Quarter 2025 Earnings October 15, 2025

Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN's management and Board of Directors through various internal reports. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by banking regulators in reviewing capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk-based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other similar expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. While there is no assurance that any list of uncertainties and contingencies is complete, examples of factors which could cause actual results to differ from those contemplated by forward-looking statements or historical performance include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been furnished as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed after that Annual Report. Any forward-looking statements made by or on behalf of FHN speak only as of the date they are made, and FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Actual results could differ and expectations could change, possibly materially, because of one or more factors, including those factors listed in this document or the documents mentioned above, and other factors not listed. Throughout this document numbers may not total due to rounding, references to EPS are fully diluted, and capital ratios for the most recent quarter are estimates. 2

3Q25 reported financial summary

$ in millions except per share data	Reported Results					3Q25 Change vs.			
	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25		3Q24	
Net interest income	$674	$641	$631	$630	$627	$33	5%	$47	7%
Fee income	215	189	181	99	200	26	14%	15	7%
Total revenue	889	830	812	729	828	60	7%	62	7%
Expense	551	491	488	508	511	59	12%	39	8%
Pre-provision net revenue (PPNR)	339	339	325	220	316	—	—%	23	7%
Provision for credit losses	(5)	30	40	10	35	(35)	(117%)	(40)	(114%)
Pre-tax income	344	309	285	210	281	35	11%	63	22%
Income tax expense	78	64	63	41	58	14	22%	20	35%
Net income	266	244	222	170	223	21	9%	42	19%
Non-controlling interest	4	4	4	4	5	—	3%	(1)	(15%)
Preferred dividends	8	8	5	8	5	—	—%	3	52%
Net income available to common shareholders (NIAC)	$254	$233	$213	$158	$213	$21	9%	$41	19%
Diluted EPS	$0.50	$0.45	$0.41	$0.29	$0.40	$0.05	11%	$0.10	25%
Diluted shares	510	514	523	534	538	(3)	(1%)	(28)	(5%)
ROCE	11.7%	11.1%	10.3%	7.4%	10.1%	60bps		164bps	
ROTCE	14.5%	13.8%	12.8%	9.2%	12.6%	64bps		189bps	
ROA	1.3%	1.2%	1.1%	0.8%	1.1%	9bps		21bps	
Net interest margin	3.55%	3.40%	3.42%	3.33%	3.31%	15bps		24bps	
Fee income / total revenue	24.2%	22.7%	22.3%	23.2%	24.1%	143bps		10bps	
Efficiency ratio	61.9%	59.2%	60.1%	62.0%	61.9%	272bps		3bps	
FTEs (full-time equivalent associates)	7,341	7,255	7,190	7,158	7,186	86	1%	155	2%
CET1 ratio	11.0%	11.0%	10.9%	11.2%	11.2%	(2bps)		(26bps)	
Effective tax rate	22.7%	20.8%	22.0%	19.3%	20.6%	191bps		211bps	
Tangible book value per share (TBVPS)	$13.94	$13.57	$13.17	$12.85	$13.02	$0.37	3%	$0.92	7%
Period end loans	$63.1B	$63.3B	$62.2B	$62.6B	$62.4B	($0.2)	—%	$0.6	1%
Period end deposits	$65.5B	$65.6B	$64.2B	$65.6B	$66.6B	($0.1)	—%	($1.0)	(2%)
Period end loan to deposit ratio	96%	96%	97%	95%	94%	(23bps)		244bps	

FIRST HORIZON.

PPNR, TBVPS, and ROTCE are non-GAAP and are reconciled to GAAP measures in the Appendix.

3

3Q25 adjusted financial results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 3Q25 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 2025 outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Table of Contents 4

3Q25 adjusted financial highlights

$ in millions, except per share data	Adjusted Results 3Q25	2Q25	3Q24	3Q25 Change vs. 2Q25		3Q24	
Net interest income (FTE)	$678	$645	$631	$33	5%	$46	7%
Fee income	$215	$189	$200	$26	14%	$15	7%
Total revenue (FTE)	$893	$833	$832	$60	7%	$61	7%
Expense	$542	$495	$497	$47	9%	$45	9%
Pre-provision net revenue	$351	$338	$335	$13	4%	$16	5%
Provision for credit losses	($5)	$30	$35	($35)	(117%)	($40)	(114%)
Net charge-offs	$26	$34	$24	($7)	(22%)	$2	10%
Reserve build / (release)	($31)	($4)	$11	($28)	NM	($42)	NM
NIAC	$263	$229	$224	$33	15%	$38	17%
EPS	$0.51	$0.45	$0.42	$0.06	13%	$0.09	21%
Diluted shares	510	514	538	(3)	(1%)	(28)	(5%)
ROTCE	15.0%	13.6%	13.2%	135bps		176bps	
ROA	1.3%	1.2%	1.1%	14bps		19bps	
Net interest margin (NIM)	3.55%	3.40%	3.31%	15bps		24bps	
Fee income / total revenue	24.1%	22.6%	24.0%	144bps		12bps	
Efficiency ratio	60.8%	59.5%	59.9%	129bps		90bps	
CET1 Ratio	11.0%	11.0%	11.2%	(2bps)		(26bps)	
TBVPS	$13.94	$13.57	$13.02	$0.37	3%	$0.92	7%
Effective tax rate	22.7%	20.8%	20.8%	197bps		194bps	

- **Adjusted EPS** of $0.51, a $0.06 increase from 2Q25
- **Adjusted ROTCE** of 15.0% increased 135bps from 2Q25
- **Adjusted PPNR** of $351 million up 4% from 2Q25
- **NII** up $33 million from prior quarter, driven by average loan balance growth and accretion from the Main Street Lending Program
- **NIM** expansion of 15bps, driven by higher loan yields and a 2bps decrease in total funding costs
- **Adjusted fee income** excluding deferred compensation increased $26 million, with fixed income ADR increasing 40%
- **Adjusted expense** excluding deferred compensation increased $45 million reflecting Foundation giving of $20 million in the quarter, outside service expense increases of $8 million, and increased commissions from fixed income ADR growth
- **Provision credit** of $5 million down from a $30 million expense in 2Q25
- **Net charge-offs** decreased to $26 million, or 0.17% of total loans, down from $34 million in 2Q25
- **CET1 Ratio** remained at 11.0% in line with near-term target

FIRST HORIZON.

PPNR, ROTCE, TBVPS, ACL to loans ratio, fully taxable equivalents, and adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

5

3Q25 notable items Notable Items ($ in millions, except per share data) 3Q25 FDIC special assessment (other noninterest expense) $2 Visa Derivative Valuation Expense (other noninterest expense) ($10) Pre-tax impact of notable items ($8) Tax impact on pre-tax notable items $2 Series B Preferred Stock ($3) NIAC impact of notable items ($9) EPS impact of notable items $0.01 Pre-Tax Notable Items • $10 million tied to Visa derivative valuation expenses • Expense credit of $2 million associated with an updated FDIC special assessment 6 After-Tax Notable Items • Effective 8/1/25, First Horizon redeemed all outstanding shares of the Series B Preferred Stock and related depository shares ◦ The Series B Preferred Stock was classified in permanent equity, which resulted in the redemption’s including a deemed dividend of $3 million

NII growth from advantageous portfolio composition

Net interest income ($) and NIM (%)



$631
3.31%
$634
3.33%
$634
3.42%
$645
3.40%
$678
3.55%
3Q24
4Q24
1Q25
2Q25
3Q25

$ in millions	NII	Margin
2Q25	**$645**	**3.40%**
Days	$4	
MSLP Accretion	$12	0.07%
Loan Yields ex. MSLP	$9	0.05%
Total Customer Deposit Balances	$2	—%
Total Wholesale Funds Rate Paid	$3	0.02%
Other	$3	0.01%
3Q25	**$678**	**3.55%**

- **Net interest income** increased $33 million and **net interest margin** expanded 15bps versus 2Q25
  - Interest income and net interest margin benefited from increased accretion of $12 million related to the Main Street Lending Program (MSLP)
  - Total funding costs decreased 2bps driven by improved wholesale funding costs
  - Loan yields ex. MSLP improved due to average balance growth in higher yielding portfolios and cash basis income
- As of period end 3Q25, 56%[1] of loans are indexed to short-term rates
- Fixed rate cash flows over the next year include ~$5 billion of fixed rate loans with a roll-off yield of ~4.8% and $1 billion of securities with a roll-off yield of ~2.7%

FIRST HORIZON.

Net interest income and margin are adjusted to a fully taxable equivalent ("FTE") basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
[1]Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 17 in the Appendix.

7

Seasonal deposit fluctuations with continued strong retention Period end deposits $66.6B $65.6B $64.2B $65.6B $65.5B $16.2 $16.0 $15.8 $15.9 $16.0 $16.3 $16.0 $16.2 $14.7 $13.6 $22.3 $21.5 $20.9 $22.1 $22.7 $9.2 $10.7 $10.5 $10.5 $11.4 $2.5 $1.4 $0.8 $2.4 $1.8 Noninterest bearing deposits Base rate deposits Promotional deposits & CDs Indexed deposits Brokered CDs 3Q24 4Q24 1Q25 2Q25 3Q25 • 3Q25 period end deposits of $65.5 billion ◦ Decrease of $52 million versus 2Q25 driven by a $652 million decrease in brokered CDs offset by growth in indexed and promo deposits ◦ Retained ~97% of ~$29 billion of total balances for clients who experienced a promotional deposit or CD repricing event during the third quarter, while reducing costs by 16bps on these balances • 3Q25 average deposits of $65.9 billion ◦ Brokered CDs averaged $634 million higher in 3Q25 reflecting seasonal LMC balance changes ◦ Average DDA balances increased $10 million from the prior quarter • 3Q25 interest-bearing rate paid of 2.78%, up 2bps ◦ Maintained strong repricing performance with ~67% cumulative beta since Fed rate cuts began in 3Q24 ◦ Quarter end interest-bearing deposit spot rate was ~2.68% 8

Stable loan portfolio even with seasonal declines in LMC Period end loans • 3Q25 period end loans of $63.1 billion, down slightly versus 2Q25 ◦ Loans to mortgage companies (LMC) decreased $132 million from the mid-summer seasonal peak ◦ C&I excluding LMC grew $174 million ◦ CRE balances declined $261 million in line with expectations • Average loan balances increased $236 million from 2Q25 • Period end total loan portfolio line utilization of 43%1 • Loan yield expansion of 14bps to 6.06%, driven by MSLP accretion and higher balances in higher yielding portfolios • Asset sensitive profile reflected in loan composition of 56% variable rate, 13% ARM, and 31% fixed rate3 1Utilization rates exclude loans to mortgage companies. 2Credit card & other was $0.7B in 3Q24 and 4Q24, and $0.6B in 1Q25, 2Q25, and 3Q25. 3Does not include the impact of interest rate hedges. For more detail on the hedges, see slide 17 in the Appendix. $62.4B $62.6B $62.2B $63.3B $63.1B $29.8B $30.0B $30.0B $30.3B $30.5B $14.7B $14.4B $14.1B $13.9B $13.7B $14.0B $14.0B $14.1B $14.4B $14.4B $3.2B $3.5B $3.4B $4.1B $3.9B C&I ex LMC Commercial real estate (CRE) Consumer real estate LMC Credit card & other² 3Q24 4Q24 1Q25 2Q25 3Q25 9

Fee income growth driven by fixed income

$ in millions	Adjusted Results 3Q25	2Q25	1Q25	4Q24	3Q24	3Q25 Change vs. 2Q25		3Q24	
Fixed income	$57	$42	$49	$49	$47	$15	36%	$11	23%
Mortgage banking	$15	$10	$8	$8	$9	$6	59%	$6	70%
Service charges and fees	$57	$55	$52	$53	$59	$2	4%	($1)	(2%)
Brokerage, trust, and insurance	$39	$39	$38	$41	$39	$1	1%	$0	—%
Card and digital banking fees	$19	$19	$18	$19	$19	($1)	(3%)	($1)	(4%)
Deferred compensation income	$8	$8	$(3)	$1	$6	$1	10%	$2	42%
Securities gains/(losses)	$0	$0	$0	$0	$1	$0	75%	($1)	(81%)
Other noninterest income	$19	$16	$18	$20	$20	$3	16%	($1)	(7%)
Total fee income	**$215**	**$189**	**$181**	**$190**	**$200**	**$26**	**14%**	**$15**	**7%**
Fee income ex deferred comp	**$207**	**$181**	**$184**	**$189**	**$194**	**$26**	**14%**	**$12**	**6%**
Fixed income ADR[1]	$771k	$550k	$586k	$659k	$593k	$221k	40%	$178k	30%

- **3Q25 adjusted fee income** excluding deferred compensation increased $26 million from 2Q25
  - **Fixed income** increased by $15 million driven by average daily revenue improving by 40% to $771k, reflecting improved market conditions
  - **Mortgage banking** increased by $6 million driven by a $4.7 million pre-tax gain from a sale of mortgage servicing rights (MSRs) in the quarter
  - **Other noninterest income** increased $3 million, in line with normal quarterly fluctuations

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Fixed Income ADR is based upon Fixed Income trading revenues and excludes other product revenues (e.g. investment advisory, derivatives, loan trading and other service related revenues).

10

Expense growth reflects revenue pickup

$ in millions	3Q25	2Q25	Adjusted Results 1Q25	4Q24	3Q24	3Q25 Change vs. 2Q25		3Q24	
Salaries and benefits	$209	$206	$201	$199	$199	$3	1%	$10	5%
Incentives and commissions	$79	$73	$81	$73	$76	$6	9%	$3	4%
Deferred compensation expense	$8	$7	$(3)	$1	$6	$1	22%	$2	25%
Total personnel expense	$296	$286	$279	$274	$281	$10	4%	$14	5%
Occupancy and equipment[1]	$80	$79	$78	$76	$73	$1	1%	$7	9%
Outside services	$79	$71	$63	$71	$73	$8	12%	$6	8%
Amortization of intangible assets	$9	$10	$10	$11	$11	($1)	(8%)	($2)	(18%)
Other noninterest expense	$79	$50	$52	$74	$59	$28	56%	$20	35%
Adjusted total noninterest expense	**$542**	**$495**	**$482**	**$506**	**$497**	**$47**	**9%**	**$45**	**9%**
Expense ex deferred comp	**$534**	**$489**	**$485**	**$505**	**$491**	**$45**	**9%**	**$43**	**9%**
Full-time equivalent associates	7,341	7,255	7,190	7,158	7,186	86	1%	155	2%

- **3Q25 adjusted expense** excluding deferred compensation increased $45 million versus 2Q25
  - **Personnel expense** excluding deferred compensation increased $9 million
    - Salaries and benefits increased $3 million, as higher day count and personnel investments were partially offset by lower benefits
    - Incentives and commissions increased $6 million, driven by higher variable compensation within the fixed income business
  - **Outside services** increased by $8 million, primarily reflecting project expenses in technology and risk partially offset by seasonal declines in advertising as campaign costs from the second quarter move to new account promotion payouts
  - **Other noninterest expense** increased by $28 million, largely due to a $20 million contribution to the First Horizon Foundation to benefit from tax advantages expiring at the end of the year as well as pick up in new account promotion payouts from recent campaigns

FIRST HORIZON.

Adjusted financial measures, including measures excluding deferred compensation, are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Occupancy and Equipment expense includes Computer Software Expense.

11

Credit remains a centerpiece of performance Non-performing loans (NPLs)Allowance for credit losses (ACL) Net charge-offs FHN NCO%1 Average NCO% of BKX Index2 $24 $13 $29 $34 $26 0.15% 0.08% 0.19% 0.22% 0.17% 0.57% 0.62% 0.57% 0.53% 3Q24 4Q24 1Q25 2Q25 3Q25 FHN NCOs ACL/ loans ratio is non-GAAP and is reconciled to the GAAP measure in the Appendix. 1Net charge-off % is annualized and as % of average loans. 2Excludes trust and investment banks. $897 $894 $905 $901 $870 1.44% 1.43% 1.45% 1.42% 1.38% ACL ACL/Loans 3Q24 4Q24 1Q25 2Q25 3Q25 $578 $602 $609 $593 $605 0.92% 0.96% 0.98% 0.94% 0.96% NPLs $ NPLs % 3Q24 4Q24 1Q25 2Q25 3Q25 • 3Q25 net charge-offs of $26 million in line with expectations ◦ NCO ratio of 0.17%, down 5bps from 2Q25 ◦ Results include $9 million of recoveries • Provision credit of $5 million in 3Q25 ◦ 3Q25 ACL to loans ratio decreased to 1.38% driven by reductions in criticized and classified graded credits and favorable portfolio mix • NPL ratio of 96bps, up 2bps from 2Q25 12

Strong NIAC supported share buyback increases and TBVPS growth

Capital Ratios


14.2%
14.2%
14.1%
14.0%
13.8%
12.2%
12.2%
11.9%
12.0%
11.9%
11.2%
11.2%
10.9%
11.0%
11.0%
3Q24
4Q24
1Q25
2Q25
3Q25
CET1 ratio
Tier 1 capital ratio
Total capital ratio

- **CET1 ratio** remained 11.0%
  - Share buybacks increased to $190 million in line with NIAC growth and offsetting loan portfolio shrinkage
  - Loan portfolio growth remains the priority for capital deployment
- **TBVPS** of $13.94 increased $0.37 versus 2Q25, primarily driven by NIAC performance resulting from strong net interest income and fee income growth in the quarter

Common Equity Tier 1 (CET1)


11.0%
0.37%
(0.11)%
(0.26)%
(0.01)%
(0.01)%
11.0%
2Q25 Actual
Adjusted NIAC
Common Dividend
Share Buybacks
Change in Loan Balances & Unfunded Commitments
Notable Items & Other¹
3Q25 Estimate

Tangible Book Value per Share (TBVPS)


$13.57
$0.53
$(0.15)
$0.12
$(0.14)
$0.01
$13.94
2Q25 Actual
Adjusted NIAC Impact²
Common Dividends
Marks on AFS & Hedges
Share Buybacks
Notable Items & Other³
3Q25 Actual

FIRST HORIZON.

TBVPS and adjusted financial measures are non-GAAP and are reconciled to GAAP measures in the Appendix.
[1]Other category includes other capital changes such as DTA, intangibles, and Options Exercised and other RWA changes.
[2]Net of change in intangibles.
[3]Other includes equity compensation.

13

Maintaining existing 2025 guidance Earnings Drivers FY24 Adjusted Baseline FY25 vs FY24 Expectations Comments Adjusted Revenue (excluding deferred comp) $3,279 million Flat - Up 4% Revenue expectations remain in line with guidance to finish the year. Adjusted Expense (excluding deferred comp) $1,978 million Flat - Up 2% No change to expense expectations; fixed income ADR performance related commissions is a key driver to final expense levels. Net Charge-Offs 0.18% 0.15% - 0.25% Credit performance remains in line with expectations. Tax Rate 21.4% 21% - 23% Timing of discrete items impacts quarterly rate. CET1 Ratio 11.2% 10.5% - 11.0% Expect to continue making progress on CET1 levels in line with near term targets. Adjusted financial measures, including measures excluding deferred compensation and fully taxable equivalents, are non-GAAP and are reconciled to GAAP measures in the Appendix. Net interest income and margin are adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes. Variability in deferred compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income. 14

Keys to achieving a sustained intermediate term 15%+ adjusted ROTCE Strategic capital management to opportunistically deploy excess capital and lower CET1 to 10% - 10.5% range Highly attractive geographic footprint in growth markets with opportunities to drive loan and deposit growth Diversified business model with balance between asset sensitivity and counter-cyclical businesses provides opportunity to deliver outperformance through a variety of economic cycles Disciplined execution of strategy and continuous focus on efficiency and profitability — includes $100 million+ in revenue-driven PPNR opportunities in our existing book of business Maintaining prudent credit culture that minimizes losses and maximizes long-term returns 15PPNR and ROTCE are non-GAAP measures.

Appendix

Actively managing liquidity and interest rate sensitivity Variable 56% Fixed 31% ARMs 13% $63.1B Floors 60% Swaps 40% $5.0B Loan repricing profile Balance sheet hedges Modest interest rate sensitivity1 +100bps +2.0% -100bps 2.9% • Modestly asset-sensitive profile driven by 56% variable rate loan mix • Within the ARM portfolio, only 7% of loans will be in their variable period within the next year • Floors with strike prices between 1.25% and 2.5% and maturities ranging from late 2027 to early 2029 • Receive fixed swaps with fixed rates between 2.6% and 3.0% and maturities in 2027 and 2029 1Estimate as of 9/30/25. change in the next 12 months’ NII for an instantaneous, parallel shock on a static balance sheet Insured 58% Neither 35%7% $65.5B 65% of deposits insured or collateralized Collateralized • Commercial deposits of $37 billion or 57% and consumer deposits of $28 billion or 43% • Attractive lower-cost deposit base with 24% comprised of non-interest bearing products • Contingency funding plan equates to ~142% of uninsured or uncollateralized deposits 17

Track record of strong results supported by stable, diversified business mix • Our diversified business model with a highly attractive geographic footprint provides opportunity to deliver strong performance through a variety of economic cycles • The counter-cyclical businesses (fixed income, loans to mortgage companies, and mortgage) provide a counterbalance to the asset sensitive balance sheet during periods of declining interest rates Adjusted pre-provision net revenue (PPNR) is a non-GAAP measure and is reconciled to pre-tax income (GAAP) in the Appendix. Numbers may not total due to rounding. 12019 and 1H20 are standalone FHN, as the IBKC merger-of-equals did not occur until July 1, 2020. 2Counter-cyclical PPNR includes direct and allocated fees and expenses, as well as net interest income net of funds transfer pricing. $754 $1,084 $1,222 $1,374 $1,370 $1,299 $1,367 All Other Adjusted PPNR Counter-Cyclicals² Avg Fed Funds Effective Rate 2019¹ (pre-IBKC) 2020¹ (IBKC in 2H20) 2021 2022 2023 2024 2025 YTD Annualized $— $200 $400 $600 $800 $1,000 $1,200 $1,400 0% 1% 2% 3% 4% 5% 6% 7% 8% $158 / 21% $406 / 37% $347 / 28% $81 / 6% $26 / 2% $108 / 8% $596 / 79% $678 / 63% $875 / 72% $1,266 / 92% $1,344 / 98% $1,218 / 94% Adjusted PPNR in millions Average Fed Funds Effective $110 / 8% 1,257 / 92% 18

FHN Financial’s strong full-cycle returns are counter-cyclical to bank franchise 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 20 25 —% 2.00% 4.00% 6.00% $0.0 $0.5 $1.0 $1.5 $2.0 Lower Revenue Market Factor Higher Revenue 2024 Environment Current Environment Up Rate Direction Down Decline in short-term rates Decline in short-term rates Extreme (low/high) Market Volatility Moderate MOVE index elevated Improved volatility environment Flat/Inverted Yield Curve Shape Steep Slightly inverted Unfavorable rate curve Tight Corporate & Mortgage Spreads Wide Wide Tight Lower Depository Liquidity Greater Constrained, but improving Neutral impact • FHN Financial provides fixed income sales & trading, investment advisory, interest rate derivatives and other services to financial institutions, municipalities and other institutional investors across the United States and internationally • In addition to trading revenues, FHN Financial generates ~$40 million annually of fee income from other products, including investment advisory, derivatives, loan trading and other service related revenue • 4,000+ active institutional clients • Clients include approximately one third of all US banks and 50% of banks with portfolios over $100 million in size FOMC easing during GFC FOMC ZIRP Policy Normalizing FOMC Policy FOMC easing during pandemic FOMC tightening to fight inflation Fed Funds Average ADR in millions $1.6 $1.2 $0.7 $1.3 $0.5 Early stage of FOMC easing $0.6 19

Multi-family 55% Office 3% All other CRE 42% Other 14 Industries 24% Real Estate & Leasing 12% Mortgage Warehouse 11% Finance & Insurance 11% Health Care & Social Assistance 8% Wholesale Trade 7% Manufacturing 7% Accommodation & Food Service 7% Retail Trade 5% Transportation & Warehousing 5% Energy 3% Total loan portfolio C&I 54% CRE 22% Consumer 24% Industry & product diversification: total loan portfolio RE installment loans 82% HELOC 14% Credit card & other 4% Total loans $63.1B Consumer $15.0B C&I $34.4B Consumer by product CRE $13.7B • C&I ◦ No more than 12% C&I exposure to any industry ◦ Period end C&I portfolio line utilization of 44%1 • CRE ◦ No significant upcoming repricing events, as ~71% of loans are floating and ~$3B on average maturing annually through 2027 ◦ Granular portfolio with only 10 loans with commitments above $50 million ◦ Medical office comprises 51% of outstanding office balances • Consumer ◦ Consumer portfolio focused on real estate, with negligible exposure to auto or consumer credit card Numbers may not total to 100% due to rounding. 1Utilization rates exclude loans to mortgage companies. C&I by industry 20 Land 2% Construction 9% Other CRE 3% Hospitality 9% Industrial 15% Retail 15% Office 19% Multi-Family 28% CRE by property type $ .

Geographic diversification: commercial loan portfolio 28% $34.4B 8% FL 29% TX 20% GA 12% NC 9% TN 8% LA 4% Other SE1 7% 7% 16% 12% SC 3% Total C&I Multi- family Traditional office Other CRE Total CRE $4.6B $1.3B $7.8B $13.7B C&I CRE C&I exposure to markets outside the southeast primarily driven by specialty businesses with no state accounting for more than 6% $48.1B commercial loan portfolio with 77% in attractive southeastern footprint All loan balances are period end unless otherwise noted. Numbers may not total 100% due to rounding. 1Other southeastern (SE) includes AR, AL, MS, and VA. Map excludes $11.1B of loans outside of the southeastern footprint driven by specialty business lines Southeastern (SE) footprint All other 21 NC 20% FL 16% TN 14% GA 13% TX 12% LA 8% SC 4% Other SE1 6% FL 26% NC 14% LA 10% TN 8% TX 9% GA 6% SC 4% Other SE1 7% FL 26% TX 13% NC 13% GA 9% TN 8% LA 8% SC 4% Other SE1 7% TN 20% FL 12% TX 11% NC 6% LA 6% GA 4% SC 2% Other SE1 11%

Investment portfolio prudently managed to support liquidity and IRR 3Q25 investment portfolio composition2 Steady principal cash flows3 Investment portfolio $0.3B $0.3B $0.3B $0.4B 4Q25 1Q26 2Q26 3Q26 Agency MBS 40% Agency CMBS 27% Agency CMO 16% U.S. Agencies & Treasury 14% States & Municipalities 4% $9.4B $9.3B $9.2B $9.3B $9.3B 2.58% 2.69% 3.02% 3.06% 3.09% Average AFS Securities Average HTM Securities Average Yield 3Q24 4Q24 1Q25 2Q25 3Q25 • 3Q25 investment portfolio represents ~11% of total assets ◦ Moderate total portfolio effective duration of 4.2 years ◦ Low reliance on the HTM designation at ~13% of total portfolio ◦ 96% U.S. government or agency-backed by GSEs • 3Q25 total unrealized losses on the AFS and HTM portfolios of $0.9B, down slightly from 2Q25 levels 1Unpledged securities and securities pledged in excess of collateral requirements divided by total securities. 2Calculated based on period end market values. 3Estimated as of 9/30/2025; includes maturities and projected calls. 3Q24 4Q24 1Q25 2Q25 3Q25 % of total assets 11% 11% 11% 11% 11% Pre-tax unrealized losses ($1.0B) ($1.2B) ($1.0B) ($1.0B) ($0.9B) Effective duration (years) 4.6 4.8 4.5 4.4 4.2 Excess collateral ratio1 38% 29% 36% 30% 34% 22

Notable items Numbers may not total due to rounding. * 4Q24 and 3Q24 include $3 million and $2 million of restructuring expenses; 3Q25, 1Q25, and 3Q24 include $10 million, $5 million, and $15 million of Visa derivative valuation expenses ** 3Q25 includes $3 million deemed dividends on the redemption of $80 million par value of Series B Preferred Stock. $ in millions, except EPS 3Q25 2Q25 1Q25 4Q24 3Q24 Summary of Notable Items: Loss on AFS portfolio restructuring $— $— $— $(91) $— Deferred compensation adjustment $— $4 $— $— $— FDIC special assessment (other noninterest expense) $2 $1 $(1) $1 $2 Other notable expenses * $(10) $— $(5) $(3) $(17) Total notable items (pre-tax) $(8) $4 $(6) $(94) $(14) Tax-related notable items $— $— $— $— $— Preferred Stock Dividend ** $(3) $— $— $— $— 23

Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (a) Included in total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding. $s in millions, except per share data Quarterly, Unaudited 3Q25 2Q25 1Q25 4Q24 3Q24 Tangible Common Equity (non-GAAP) (A) Total equity (GAAP) $9,244 $9,257 $9,044 $9,111 $9,316 Less: Noncontrolling interest (a) 295 295 295 295 295 Less: Preferred stock (a) 349 426 426 426 426 (B) Total common equity $8,600 $8,536 $8,322 $8,389 $8,595 Less: Intangible assets (GAAP) (b) 1,624 1,633 1,643 1,653 1,663 (C) Tangible common equity (non-GAAP) $6,976 $6,903 $6,680 $6,737 $6,931 Tangible Assets (non-GAAP) (D) Total assets (GAAP) $83,192 $82,084 $81,491 $82,152 $82,635 Less: Intangible assets (GAAP) (b) 1,624 1,633 1,643 1,653 1,663 (E) Tangible assets (non-GAAP) $81,568 $80,451 $79,849 $80,499 $80,971 Period end Shares Outstanding (F) Period end shares outstanding 500 509 507 524 532 Ratios (A)/(D) Total equity to total assets (GAAP) 11.11% 11.28% 11.10% 11.09% 11.27% (C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (non-GAAP) 8.55% 8.58% 8.37% 8.37% 8.56% (B)/(F) Book value per common share (GAAP) $17.19 $16.78 $16.40 $16.00 $16.15 (C)/(F) Tangible book value per common share (non-GAAP) $13.94 $13.57 $13.17 $12.85 $13.02 24

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions, except per share data		3Q25	2Q25	Quarterly, Unaudited 1Q25	4Q24	3Q24
Adjusted EPS						
Net income available to common shareholders ("NIAC") (GAAP)	a	$254	$233	$213	$158	$213
Plus Total notable items (after-tax) (non-GAAP) (a)		9	(3)	4	71	11
Adjusted net income available to common shareholders (non-GAAP)	b	$263	$229	$217	$228	$224
Diluted Shares (GAAP)	c	510	514	523	534	538
EPS (GAAP)	a/c	$0.50	$0.45	$0.41	$0.29	$0.40
Adjusted EPS (non-GAAP)	b/c	$0.51	$0.45	$0.42	$0.43	$0.42
Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA")						
Net Income ("NI") (GAAP)		$266	$244	$222	$170	$223
Plus Relevant notable items (after-tax) (Non-GAAP) (a)		$6	$(3)	$4	$71	$11
Adjusted NI (Non-GAAP)		$272	$241	$227	$240	$234
NI (annualized) (GAAP)	d	$1,055	$980	$901	$675	$889
Adjusted NI (annualized) (Non-GAAP)	e	$1,079	$967	$919	$956	$932
Average assets (GAAP)	f	$82,049	$81,958	$80,965	$81,950	$82,366
ROA (GAAP)	d/f	1.29%	1.20%	1.11%	0.82%	1.08%
Adjusted ROA (Non-GAAP)	e/f	1.32%	1.18%	1.14%	1.17%	1.13%
Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE						
Net income available to common shareholders ("NIAC") (annualized) (GAAP)	g	$1,007	$933	$864	$627	$849
Adjusted Net income available to common shareholders (annualized) (Non-GAAP)	h	$1,042	$919	$882	$907	$892
Average Common Equity (GAAP)	i	$8,579	$8,376	$8,389	$8,494	$8,407
Intangible Assets (GAAP) (b)		$1,628	$1,638	$1,648	$1,658	$1,669
Average Tangible Common Equity (Non-GAAP)	j	$6,950	$6,738	$6,742	$6,836	$6,738
ROCE (GAAP)	g/i	11.74%	11.14%	10.30%	7.38%	10.10%
ROTCE (Non-GAAP)	g/j	14.49%	13.85%	12.81%	9.17%	12.60%
Adjusted ROTCE (Non-GAAP)	h/j	15.00%	13.65%	13.08%	13.27%	13.24%

(a) Adjusted for notable items as detailed on page 23. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not total due to rounding.

FIRST HORIZON.
25

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions		3Q25	2Q25	Quarterly, Unaudited 1Q25	4Q24	3Q24
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	$215	$189	$181	$99	$200
Plus notable items (pretax) (GAAP) (a)		$—	$—	$—	$91	$—
Adjusted noninterest income (Non-GAAP)	l	$215	$189	$181	$190	$200
Revenue (GAAP)	m	$889	$830	$812	$729	$828
Taxable-equivalent adjustment		$3	$4	$3	$4	$4
Revenue- Taxable-equivalent (Non-GAAP)		$893	$833	$816	$732	$832
Plus notable items (pretax) (GAAP) (a)		$—	$—	$—	$91	$—
Adjusted revenue (Non-GAAP)	n	$893	$833	$816	$824	$832
Securities gains/(losses) (GAAP)	o	$—	$—	$—	$(91)	$1
Noninterest income as a % of total revenue (GAAP)	(k-o)/ (m-o)	24.16%	22.73%	22.29%	23.20%	24.06%
Adjusted noninterest income as a % of total revenue (Non-GAAP)	l/n	24.07%	22.63%	22.20%	23.10%	23.95%
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	p	$551	$491	$488	$508	$511
Plus notable items (pretax) (GAAP) (a)		$(8)	$4	$(6)	$(2)	$(14)
Adjusted noninterest expense (Non-GAAP)	q	$542	$495	$482	$506	$497
Revenue (GAAP)	r	$889	$830	$812	$729	$828
Taxable-equivalent adjustment		3	4	3	4	4
Revenue- Taxable-equivalent (Non-GAAP)		893	833	816	732	832
Plus notable items (pretax) (GAAP) (a)		—	—	—	91	—
Adjusted revenue (Non-GAAP)	s	$893	$833	$816	$824	$832
Securities gains/(losses) (GAAP)	t	$—	$—	$—	$(91)	$1
Efficiency ratio (GAAP)	p/ (r-t)	61.92%	59.20%	60.06%	61.98%	61.89%
Adjusted efficiency ratio (Non-GAAP)	q/s	60.76%	59.47%	59.09%	61.43%	59.86%

(a) Adjusted for notable items as detailed on page 23. Numbers may not total due to rounding.

FIRST HORIZON.
26

$s in millions Period end Average 3Q25 2Q25 3Q25 vs. 2Q25 3Q25 2Q25 3Q25 vs. 2Q25 Loans excluding LMC Total Loans (GAAP) $63,058 $63,260 $(202) —% $62,787 $62,551 $236 —% LMC (GAAP) 3,926 4,058 (132) (3)% 3,628 3,533 96 3% Total Loans excl. LMC (non-GAAP) 59,131 59,201 (70) —% 59,159 59,019 140 —% Total Consumer (GAAP) 14,982 14,965 17 —% 15,004 14,847 157 1% Total Commercial excl. LMC (non-GAAP) 44,149 44,237 (87) —% 44,156 44,172 (16) —% Total CRE (GAAP) 13,674 13,936 (261) (2)% 13,772 14,070 (298) (2)% Total C&I excl. LMC (non-GAAP) $30,475 $30,301 $174 1% $30,383 $30,102 $281 1% $s in millions Quarterly, Unaudited 3Q25 2Q25 1Q25 4Q24 3Q24 Allowance for credit losses to loans and leases and Allowance for credit losses to nonperforming loans and leases Allowance for loan and lease losses (GAAP) A $777 $814 $822 $815 $823 Reserve for unfunded commitments (GAAP) 93 87 83 79 75 Allowance for credit losses (Non-GAAP) B $870 $901 $905 $894 $897 Loans and leases (GAAP) C $63,058 $63,260 $62,215 $62,565 $62,445 Nonaccrual loans and leases (GAAP) D $605 $593 $609 $602 $578 Allowance for loans and lease losses to loans and leases (GAAP) A/C 1.23% 1.29% 1.32% 1.30% 1.32% Allowance for credit losses to loans and leases (Non-GAAP) B/C 1.38% 1.42% 1.45% 1.43% 1.44% Allowance for loans and lease losses to nonperforming loans and leases (GAAP) A/D 128% 137% 135% 136% 142% Allowance for credit losses to nonperforming loans and leases (Non-GAAP) B/D 144% 152% 148% 149% 155% Numbers may not total due to rounding. 27 Reconciliation to GAAP financials Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited				
	3Q25	2Q25	1Q25	4Q24	3Q24
Adjusted noninterest income excluding deferred compensation income					
Noninterest income (GAAP)	$215	$189	$181	$99	$200
Plus notable items (pretax) (GAAP) (a)	—	—	—	91	—
Adjusted noninterest income (non-GAAP)	$215	$189	$181	$190	$200
Less deferred compensation income (GAAP)	8	8	(3)	1	6
Adjusted noninterest income excluding deferred compensation income (non-GAAP)	$207	$181	$184	$189	$194
Adjusted revenue excluding deferred compensation income					
Revenue (GAAP)	$889	$830	$812	$729	$828
Taxable-equivalent adjustment	$3	$4	$3	$4	$4
Revenue- Taxable-equivalent (non-GAAP)	$893	$833	$816	$732	$832
Plus notable items (pretax) (GAAP) (a)	$—	$—	$—	$91	$—
Adjusted revenue (non-GAAP)	$893	$833	$816	$824	$832
Less deferred compensation income (GAAP)	8	8	(3)	1	6
Adjusted revenue excluding deferred compensation income (non-GAAP)	$884	$826	$818	$823	$826
Adjusted noninterest expense excluding deferred compensation expense					
Noninterest expense (GAAP)	$551	$491	$488	$508	$511
Plus notable items (pretax) (GAAP) (a)	$(8)	$4	$(6)	$(2)	$(14)
Adjusted noninterest expense (non-GAAP)	$542	$495	$482	$506	$497
Less adjusted deferred compensation expense (GAAP)	8	7	(3)	1	6
Adjusted noninterest expense excluding deferred compensation expense (non-GAAP)	$534	$489	$485	$505	$491
Adjusted personnel expense excluding deferred compensation expense					
Personnel expense (GAAP)	$296	$282	$279	$276	$282
Plus notable items (pretax) (GAAP) (a)	$—	$4	$—	$(2)	$(1)
Adjusted personnel expense (non-GAAP)	$296	$286	$279	$274	$281
Less adjusted deferred compensation expense (GAAP)	8	7	(3)	1	6
Adjusted personnel expense excluding deferred compensation expense (non-GAAP)	$288	$279	$282	$272	$275

(a) Adjusted for notable items as detailed on page 23. Numbers may not total due to rounding.

FIRST HORIZON.

28

Reconciliation to GAAP financials

Slides in this presentation use non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

$s in millions	Quarterly, Unaudited 3Q25	2Q25	1Q25	4Q24	3Q24
Adjusted Pre-provision Net Revenue (PPNR)					
Pre-tax income (GAAP)	$ 344	$ 309	$ 285	$ 210	$ 281
Plus notable items (pretax) (GAAP) (a)	8	(4)	6	94	14
Adjusted Pre-tax income (non-GAAP)	$ 352	$ 304	$ 290	$ 304	$ 296
Plus provision expense (GAAP)	(5)	30	40	10	35
Adjusted Pre-provision net revenue (PPNR) (non-GAAP)	$ 347	$ 334	$ 330	$ 314	$ 331
Taxable-equivalent adjustment	3	4	3	4	4
Pre-provision net revenue-Taxable-equivalent (non-GAAP)	$ 351	$ 338	$ 334	$ 318	$ 335

$s in millions	2019	2020	2021	2022	2023	2024	2025 YTD Annualized
Adjusted Pre-provision Net Revenue (PPNR)							
Pre-tax Income (GAAP)	$586	$933	$1,284	$1,159	$1,128	$1,005	$1,253
Provision Expense (GAAP)	45	503	(310)	95	260	150	87
Total PPNR (non-GAAP)	$631	$1,436	$974	$1,254	$1,388	$1,155	$1,340
Taxable-equivalent adjustment	(9)	(11)	(12)	(13)	(16)	(15)	(14)
Notable Items (GAAP) (a)	(114)	363	(235)	(107)	33	(129)	(13)
Adjusted PPNR (non-GAAP)	$754	$1,084	$1,222	$1,374	$1,370	$1,299	$1,367
All Other adjusted PPNR (non-GAAP)	$596	$678	$875	$1,266	$1,344	$1,218	$1,257
Counter-cyclical Adjusted PPNR (non-GAAP)	$158	$406	$347	$108	$26	$81	$110

(a) Adjusted for notable items as detailed on page 23. Numbers may not total due to rounding.
Notable items can be found in the appendices of earnings releases in previously furnished 8-K filings related to the periods shown.

FIRST HORIZON.

29